EXHIBIT 99.1

                            CENTENNIAL BANCORP [LOGO]

January 31, 2000

NEWS RELEASE                                                  CENTENNIAL BANCORP
                                                              NASDAQ:  CEBC
FOR IMMEDIATE RELEASE

CONTACT: Richard C. Williams, President & Chief Executive Officer, Centennial Bancorp (541) 342-3970
          Ted R. Winnowski, President & Chief Executive Officer, Centennial Bank
          (503) 973-5556

CENTENNIAL BANCORP ANNOUNCES STOCK REPURCHASE PROGRAM
-----------------------------------------------------

(Portland, OR) Centennial Bancorp (the Company) (NASDAQ: CEBC) announced that its Board of Directors has adopted a stock repurchase program authorizing the Company to repurchase up to 5% of its outstanding shares over the next two years. The Company currently has 19,645,931 shares outstanding, after adjustment for a recently announced 11-for-10 (10%) stock split, effective March 3, 2000 to shareholders of record on February 11, 2000.

Under the repurchase program, the Company expects to purchase shares from time to time in the open market, depending on market price and other considerations. The shares will be held as authorized but unissued shares.

"The Board is of the opinion that the markets have undervalued the stock price of small banks in general, and Centennial in particular. The repurchase program gives us the chance to purchase a portion of our shares at a time when we believe our best investment opportunity is an investment in Centennial stock," said Richard Williams, Centennial Bancorp's President and Chief Executive Officer.

Centennial Bancorp is an Oregon chartered bank holding company, headquartered in Portland, with Centennial Bank and Centennial Mortgage Co. as its wholly owned subsidiaries. Centennial Bank operates eighteen banking offices: eleven in the Portland Metropolitan area (including one in Vancouver, Washington), four in Eugene, and one in each of Springfield, Cottage Grove and Salem, Oregon. Centennial Mortgage Co. is engaged in mortgage banking and operates five offices: two in Eugene, and one office in each of Lake Oswego, Clackamas and the Tanasbourne area of Beaverton.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"), WHICH CAN BE IDENTIFIED BY WORDS SUCH AS "MAY," "EXPECTS," "ANTICIPATE,"
"ESTIMATE," "CONTINUE" OR COMPARABLE WORDS. ALL STATEMENTS THAT ADDRESS ACTIVITIES THAT THE COMPANY EXPECTS OR ANTICIPATES WILL OR MAY OCCUR IN THE
FUTURE ARE FORWARD-LOOKING STATEMENTS. THE COMPANY CAUTIONS INVESTORS AND PROSPECTIVE INVESTORS THAT SIGNIFICANT FACTORS MAY AFFECT THE COMPANY'S ACTUAL RESULTS AND CAUSE THEM TO DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN ANY SUCH FORWARD-LOOKING STATEMENTS. INVESTORS AND PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S MOST RECENT FORM 10-K AND FORMS 10-Q.